EXHIBIT 21.00

                     SUBSIDIARIES OF PANDA GLOBAL HOLDINGS, INC.

Name of Entity:                              Jurisdiction of Organization:

Panda Energy Corporation                             Texas
Lakeland Water Company                               Delaware
Panda-Kathleen Corporation                           Delaware
Panda/Live Oak Corporation                           Delaware
Panda-Kathleen, L.P.                                 Delaware
Panda Interfunding Corporation                       Delaware
Panda Interholding Corporation                       Delaware
Panda Funding Corporation                            Delaware
Panda-Rosemary Corporation                           Delaware
PRC II Corporation                                   Delaware
Panda-Rosemary, L.P.                                 Delaware
Panda-Rosemary Funding Co.                           Delaware
Rosemary Water Company                               Delaware
Pan-Turbo Co., LLC                                   Delaware
Panda-Brandywine Corporation                         Delaware
Panda Energy Corporation                             Delaware
Panda Power Corporation                              Delaware
Brandywine Water Company                             Delaware
Panda-Brandywine, L.P.                               Delaware
Panda Cayman Interfunding Corporation                Cayman Islands
Pan-Sino Energy Development Company, L.L.C           Cayman Islands
Pan-Western Energy Corporation, L.L.C.               Cayman Islands
Panda Global Energy Company                          Cayman Islands
Panda Bhote Koshi                                    Cayman Islands
Panda of Nepal, L.L.C.                               Cayman Islands
Tangshan Panda Heat & Power Company, Ltd.            People's Republic of China
Tangshan Pan-Western Heat & Power Company, Ltd.      People's Republic of China
Tangshan Cayman Heat & Power Company, Ltd.           People's Republic of China
Tangshan Pan-Sino Heat Company, Ltd.                 People's Republic of China
Bhote Koshi Power Co., Pvt. Ltd.                     Nepal